                                                                   EXHIBIT 10.30




                                     LEASE

                             DATED August   , 1999

                                 BY AND BETWEEN


                          LAFAYETTE BUSINESS PARK, LLC
                                  as Landlord


                                      and


                             UNIVERSAL ACCESS, INC.
                                   as Tenant



                      AFFECTING PREMISES COMMONLY KNOWN AS


                             1940 Lafayette Street
                         Santa Clara, California 95058

                          SUMMARY OF BASIC LEASE TERMS

    SECTION
(LEASE REFERENCE)   TERMS
-----------------   -----

      A.            LEASE REFERENCE DATE: August __, 1999
(Introduction)

      B.            Landlord: LAFAYETTE BUSINESS PARK, LLC,
(Introduction)                a California limited liability company

      C.            Tenant: UNIVERSAL ACCESS, INC.
(Introduction)              an Illinois corporation

      D.            Premises: That area consisting of 14,040 square feet of
(Section 1.15)      rentable area the address of which is 1940 Lafayette
                    Street, Units A-J, Santa Clara, California, within the
                    Building approximately as shown on Exhibit A.

      E.            Project: The land and Improvements shown on Exhibit A
(Section 1.16)      consisting of Four buildings the aggregate rentable area of which is 65,400 square feet.

      F.            Building: The building in which the Premises are located
(Section 1.6)       known as 1940 Lafayette Street containing 14,040 square
                    feet of rentable area.

      G.            Tenant's Share: 100.00% of Building Common Operating
(Section 1.31)      Expenses, 21.47% of Project Common Operating
                    Expenses

      H.            Tenant's Allocated Parking Stalls: Twenty (20) stalls.
(Section 4.4)

      I.            Scheduled Commencement Date: January 1, 2000
(Section 2.2)

      J.            Lease Term: Thirteen (13) Years (plus the partial month
(Section 1.13)      following the Commencement Date if such date is not the
                    first day of a month) with two (2), five (5) year options
                    to extend as set forth in Exhibit E.

      K.            Initial Base Monthly Rent: $14,040.00
(Section 3.1/8.1)   Thereafter, increases as described in the Lease Rider.
                    Initial Monthly COE Estimate: $560.00
                      INITIAL MONTHLY RENT AND COE: $14,600.00

      L.            Prepaid Rent; $28,640.00 to be applied to first month's
(Section 3.3)       rent.

      M.            Security Deposit: See Lease Rider
(Section 3.6)

      N.            Permitted Use: Telecommunications business, including
(Section 4.1)       general office use, the installation and maintenance of its telecommunication systems and equipment and the
                    collocation of telephone systems belonging to Tenant's
                    customers.

      O.            Tenant's Liability Insurance Minimum: $1,000,000.00
(Section 9.1)

      P.            Landlord's Address: 1733 Dell Avenue
(Section 1.2)                           Campbell, California 95088

      Q.            Tenant's Address: 1900 Lafayette Street
(Section 1.2)                         Santa Clara, California 95050

      R.            Lease: This Lease includes the Summary of Basic Lease Terms,
(Section 1.12)      the Lease, and the following exhibits and addenda: Lease
                    Rider, Exhibit A (site plan of the Project indicating
                    location of the Premises), Exhibit B (Landlord's
                    Improvements), Exhibit C (Sign Criteria), Exhibit D
                    (Surrender Condition), Exhibit E (Option to Extend), and
                    Exhibit F (Tenant's Alterations).

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any terms of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

LANDLORD:                               TENANT:

LAFAYETTE BUSINESS PARK, LLC            UNIVERSAL ACCESS, INC.,
a California limited liability          an Illinois corporation
corporation

By: /s/ [Signature Illegible]           By: /s/ ROBERT J. POMMER, JR.
    -------------------------------         ------------------------------------

Its: Member                             Its: COO
     ------------------------------          -----------------------------------

Dated: 9/21/99                          Dated: 8/31/99
       ----------------------------            ---------------------------------

                                   L E A S E

                                   ARTICLE I
                                  DEFINITIONS

      1.1   ADDITIONAL RENT: The term "Additional Rent" is defined in Section
3.2.

      1.2 ADDRESS FOR NOTICES: The term "Address for Notices" shall mean the addresses set forth in Sections P and Q of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

      1.3 AGENTS: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

      1.4 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean the lesser of (i) ten percent (10%) or (ii) the maximum interest rate permitted by Law.

      1.5 BASE MONTHLY RENT: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to Paragraph 3.1 which is specified in Section K of the Summary.

      1.6 BUILDING: The term "Building" shall mean the building in which the Premises are located which Building is identified in Section F of the Summary, the rentable area of which is referred to herein as the "Building Rentable Area."

      1.7 COMMON AREA: The term "Common Area" shall mean all areas and facilities within the Project that are not designated by Landlord for the exclusive use of Tenant or any other lessee or other occupant of the Project, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

      1.8 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in Paragraph 8.2.

      1.9 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

      1.10 LANDLORD'S INSURANCE: The term "Landlord's Insurance" is defined in Paragraph 9.2.

      1.11 LAW: The term "Law" shall mean any judicial decision, statute, resolution, regulation, rule, administrative court order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

      1.12 LEASE: The term "Lease" shall mean the Summary and all elements of this Lease identified in Section B of the Summary, all of which are attached hereto and incorporated herein by this reference.

      1.13 LEASE TERM: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section 1 of the Summary.

      1.14 LENDER: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lender, or other holder of any Security Instrument.

      1.15 PREMISES: The term "Premises" shall mean the rentable area within the Building described in Section D of the Summary located approximately as shown on Exhibit A.

      1.16 PROJECT: The term "Project" shall mean that real property and the improvements thereon which are specified in Section E of the Summary, the rentable area of which is referred to herein as the "Project Rentable Area."

      1.17 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in Paragraph 8.4.

      1.18 SECURITY INSTRUMENT: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects any portion of the Project.

      1.19 SUMMARY: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

      1.20 TENANT'S ALTERATIONS: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense.

      1.21 TENANT'S SHARE: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's rentable area by the Building Rentable Area, which as of the Effective Date is the percentage identified in Section G of the Summary.

                                   ARTICLE 2
                           DEMISE, CONSTRUCTION, AND
                                   ACCEPTANCE

      2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, the Premises for the Lease Term upon the terms and conditions hereof.

      2.2 COMMENCEMENT DATE: The Lease Term shall begin on the first to occur of the following, which shall be the "Commencement Date": (i) the date specified in Section 1 of the Summary (the "Scheduled Commencement Date") if Landlord is not required to construct improvements under Exhibit B; or (ii) the date Landlord offers to deliver possession of the Premises to Tenant following substantial completion of all improvements to be constructed by Landlord under Exhibit B, except for punchlist items which do not prevent Tenant from using the Premises; or (iii) the date Tenant enters into occupancy of the Premises.

     2.3 DELIVERY AND ACCEPTANCE OF POSSESSION: If Landlord is unable to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date for any reason whatsoever, this Lease shall not be void or voidable, and Landlord shall not be liable for any loss or damage resulting therefrom; provided that, the Lessor Term shall not commence until Landlord delivers possession of the Premises to Tenant. At the time Landlord delivers possession of the Premises to Tenant. Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects, subject only to any defects in the Premises existing at the time Tenant takes possession and of which Tenant notifies Landlord in writing within one hundred eighty (180) days of the Commencement Date.

                                   ARTICLE 3
                                      RENT

     3.1 BASE MONTHLY RENT: Throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary (the "Base Monthly Rent").

     3.2 ADDITIONAL RENT: All charges due from Tenant under this Lease shall be deemed additional rent (the "Additional Rent").

     3.3 PAYMENT OF RENT: Concurrently with the execution of this Lease, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term to Landlord at the address set forth in Section P of the Summary or to such other address as Landlord may from time to time indicate. All rent shall be paid in lawful money of the United States, without any abatement (except as set forth herein) detection or affect whatsoever, and without any prior demand therefor.

     3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT: If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when due, then Tenant shall immediately pay to Landlord a late charge equal to the greater of (i) then percent (10%) of each delinquent rent or (ii) One Hundred Dollars ($100.00), as liquidated damages for Tenant's failure to make timely payment. If any rent remains delinquent for a period in excess of thirty (30) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid. This paragraph shall not be deemed to grant Tenant an extension of time within which to pay rent or prevent Landlord from exercising any other right or remedy.

     3.5 RETURNED CHECK FEE: A Twenty Five Dollar ($25.00) charge will be paid by Tenant as Additional Rent to Landlord for each check returned unpaid by the bank and Tenant shall replace the payment with a Cashier's Check or Certified Check. If Tenant has two (2) or more checks returned for insufficient funds at any time during its tenancy, Landlord, at its option, may request all payments, current and future, be made by Cashier's Check or Certified Check.

     3.6 SECURITY DEPOSIT: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the "Security Deposit"). Landlord may from time to time apply all or any portion of the Security Deposit to remedy any default by Tenant to the extent permitted by Law. If any part of the Security Deposit is so used, Tenant agrees to pay promptly upon demand on account in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to regregate if from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit.

                                   ARTICLE 4
                                USE OF PREMISES

     4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the use specified in Section N of the Summary (the "Permitted Use"). Tenant shall not do anything in or about the Premises which will cause any damage or structural injury to the Building or Common Area or operate any equipment within the Premises which will overload, damages or impair electrical systems, HVAC, sprinkler systems, sanitary sewer systems or other mechanical equipment servicing the Building or the Project. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of this Building. Tenant shall not commit or permit any waste or nuisance in or about the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind. No articles of any kind shall be stored upon or permitted to resale outside of the Premises.

     4.2 COMPLIANCE WITH LAW: Tenant shall comply with, and shall not use the Premises in any manner which violates any Laws now or hereafter affecting the Project. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering the Building or which posses an unreasonable risk of damage or injury to the Premises. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be required to make any structural repairs or alterations to the Premises which may be required by Law (whether presently existing or hereafter enacted), insurance regulations or otherwise, except to the extent as may be required by the acts or omissions of Tenant or its Agents or required as a result of Tenant's or its Agent's specific use of the Premises.

     4.3 SIGNS: Tenant shall not place on any portion of the Premises any signage or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform in all Laws, restrictive covenants and Landlord's sign criteria attached as Exhibit C and shall be installed and maintained in good condition at the expense of Tenant throughout the Lease Term.

     4.4 PARKING: Tenant shall be entitled to the non-exclusive use of unreserved and unassigned parking spaces equal to the number of Tenant's Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant's Agents, the location of which may be designated from time to time by Landlord. Tenant and Tenants Agents shall park vehicles no larger than full size passenger automobiles or pick-up trucks on the Project and any oversized vehicles (i.e., larger than full size passenger automobiles or pick-up trucks) may be parked at the Project only on a temporary basis for pick-up and delivery purposes. Tenant shall not at any time park or permit the parking of Tenant's vehicles or trucks, or the vehicles or trucks of his employees, invitees or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle on any portion of the Common Areas, including designated parking areas unattended for any period longer than twenty-four (24) hours. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant or Tenant's Agents utilizing parking spaces in excess of the parking spaces allowed for Tenant's use or parked in unauthorized areas to be towed away at Tenant's cost.

     4.5 RULES AND REGULATIONS: Landlord may promulgate reasonable rules and regulations applicable to the occupants of the Project. Such rules and regulations shall be binding upon Tenant upon delivery of a copy to Tenant, and Tenant agrees to abide by such rules and regulations. Landlord shall enforce rules and regulations in a non-discriminatory manner.

                                   ARTICLE 5
                         TRADE FIXTURES AND ALTERATIONS

     5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any trade fixtures required in the conduct of its business in the Premises. All trade fixtures shall remain Tenant's property.

     5.2 TENANT'S ALTERATIONS: Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof, provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. All Tenant's Alterations shall be constructed by a licensed contractor in accordance with all Laws, using new materials of good quality. Landlord agrees that if Tenant requests in writing prior to the installation of any Tenant Alterations that Landlord specify whether it will require the removal of such Tenant's Alterations upon termination or expiration of this Lease. Landlord shall so specify within ten
(10) days after Tenant's request. If Landlord fails to respond to such a request, Landlord shall be deemed to have required the removal of such Tenant's Alterations upon the termination or expiration of this Lease.

     5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by Law because of (i) Tenant's particular use or change of use of the Premises, (ii) Tenant's application for any permit or governmental approval, or (iii) Tenant's construction or installation of any Tenant's Alterations or trade fixtures.

     5.4 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents. If any claim of lien is recorded, Tenant shall bond against or discharge the same within 30 days after the same has been recorded against the Project.

     5.5 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges imposed against Tenant or Tenant's estate in this Lease or the property of Tenant.

                                   ARTICLE 6
                             REPAIR AND MAINTENANCE

     6.1 TENANT'S OBLIGATION TO MAINTAIN: Except as set forth in Section 6.2 below, Tenant shall, at its sole cost and expense, clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof regardless of whether the damaged portion of the Premises or the means of repairing the same are accessible to Tenant, including but not limited to, floors, ceilings, windows, doors, skylights, interior walls, and the interior surfaces of the exterior walls, plumbing, all wall mounted HVAC equipment serving only the Premises, telecommunications equipment and intrabuilding network cabling, electrical and lighting facilities and equipment including circuit breakers, and exterior lighting attached to the Premises. All glass, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant's expense with glass of the same kind, size and quality according to the current local code. In the event Tenant fails to perform Tenant's obligations under this Paragraph 6.1, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount as expended by Landlord shall be paid by Tenant promptly after demand with interest at the Agreed Interest Rate from the date of such work until paid. Landlord shall have no liability to Tenant for any damages, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of One Thousand Dollars ($1,000.00), then Tenant shall first obtain Landlord's written approval of the name in accordance with Paragraph 5.2 hereof.

     6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall, at its sole cost and expense (subject to reimbursement as set forth in this Lease), repair, maintain and operate the Common Area and repair and maintain the exterior roof, all roof mounted HVAC equipment, the exterior and structural parts of the Building so that the same are kept in good order and repair and if there is building service equipment and/or utility facilities serving portions of the Common Area and/or both the Premises and other parts of the Building, Landlord shall maintain and operate (and replace when necessary) such equipment. Landlord shall not be responsible for repairs required for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents and Tenant shall be solely responsible for such repairs.

     6.3 CONTROL OF COMMON AREA: Landlord shall at all times have exclusive control of the Common Area. Subject to Paragraph 15.1, Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to close any part of the Common Area for any reason, eliminate from or add to the Project any land or improvement, make changes to the Common Area, remove unauthorized persons from the Project, and/or change the name or address of the Building or Project. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project and Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents from acts of third parties.

                                   ARTICLE 7
                          WASTE DISPOSAL AND UTILITIES

     7.1 WASTE DISPOSAL: Tenant shall cause all of its waste to be stored only in designated areas and regularly removed from the Premises at Tenant's sole cost; provided that, Landlord may elect to provide for waste disposal at the Premises and/or Project and the cost thereof shall be considered a Common Operating Expense. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions.

                                       3.

     7.2 HAZARDOUS MATERIALS: Landlord and Tenant agreement as follows with respect to the existence or use of Hazardous Materials on the Project:

          A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any and all liabilities, losses, claims, damages, interest, penalties, fines, monetary sanctions, reasonable attorneys' fees, experts' fees, court costs, remediation costs, investigation costs and other expenses which result from or arise in any manner whatsoever out of the use, storage, treatment, transportation, release, or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents.

          B. If the presence of Hazardous Materials on or about the Project caused or permitted by Tenant or Tenant's Agents results in contamination of water or soil, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination as required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs arising out of or in connection with any investigation and remediation to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

          C. Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use such Hazardous Materials as are necessary to the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and to which Landlord consents in writing. At any time during the Lease Term, Tenant shall, within five days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature and quantity of such use, and the manner of storage and disposal. Landlord acknowledges that Tenant's use requires batteries which may contain Hazardous Materials and Landlord consents to Tenant's use of such batteries provided Tenant is in compliance with all other terms of this Article 7.

          D. Landlord may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant. If such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnify given in Paragraph 7.2A and Paragraph 7.2B.

          E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States
Government. As used herein, the term "Hazardous Material Law" shall mean any Law which regulates the use, storage, release or disposal of any Hazardous Material.

          F. The obligations of Landlord and Tenant under this Paragraph 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Paragraph 7.2. In the event of any inconsistency between any other part of this Lease and this Paragraph 7.2, the terms of this Paragraph 7.2 shall control.

          G. Landlord hereby represents and warrants to Tenant, that, to the best of its knowledge, no Hazardous Materials exist in or about the Project in violation of Law. Landlord agrees to hold Tenant harmless from and against any costs, liabilities, losses, claims, or damages resulting from the presence or release of Hazardous Materials in or about the Project caused by Landlord, or its Agents. Notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation to indemnify, defend, or hold Landlord harmless for claims originating from the presence of Hazardous Materials which are not placed on or in the Premises or the Project by the Tenant or its Agents. Landlord and Tenant agree to comply with all relevant statutes, ordinances and regulations involving Hazardous Materials.

     7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, meter, use and/or connection fees, hook-up fees or standby fees, and penalties for discontinued or interrupted service. Landlord may, at Landlord's option, require Tenant to place any utility service serving only the Premises in Tenant's name. If any utility service is not separately metered to the Premises, then Tenant shall pay its pro rata share of the cost of such utility service with all others served by the service not separately metered. However, if Landlord determines that Tenant is using a disproportionate amount of any utility service not separately metered, then Landlord at its election may (i) periodically charge Tenant, as Additional Rent, a sum equal to Landlord's reasonable estimate of the cost of Tenant's excess use of such utility service, or (ii) install a separate meter (at Tenant's expense) to insure the utility service supplied to the Premises.

                                   ARTICLE 8
                           COMMON OPERATING EXPENSES

     8.1 TENANT'S OBLIGATION TO REIMBURSE COMMON OPERATING EXPENSES: As Additional Rent, Tenant shall pay Tenant's Share (specified in Section G of the Summary) of all Common Operating Expenses; provided, however, that if the Project contains more than one building, then Tenant shall pay Tenant's Share of all Common Operating Expenses fairly allocable to the Building, and provided further, that Tenant shall pay all Common Operating Expenses fairly allocable to the Premises. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not therefore billed to Tenant within thirty (30) days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly or, at Landlord's option, quarterly installments. In accordance with the following: (i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating Expenses it anticipates will be paid or incurred for the Landlord's fiscal year in question, (ii) during such Landlord's fiscal year, Tenant shall pay Tenant's Share of the estimated Common Operating Expenses in advance in equal monthly installments due with each installment of Base Monthly Rent, and (iii) within ninety (90) days after the end of such Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord in accordance with this paragraph during the just ended Landlord's fiscal year, and thereupon there shall be an adjustment between Landlord and Tenant, with payment to or repayment by Landlord, as the case may require, within 30 days after delivery by Landlord to Tenant of such statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's fiscal year and no more. Tenant shall have the right, at its expense, exercisable upon reasonable written notice to Landlord, to audit Landlord's books and records for Common Operating Expenses provided such audit is conducted during normal business hours and within twelve (12) months following the Lease year subject to audit. Landlord shall pay the reasonable cost of such audit if it is determined that Tenant has been overcharged for Common Operating Expense by more than five percent (5%) and shall promptly refund the amount of such overpayment to Tenant.

     8.2 COMMON OPERATING EXPENSES DEFINED: The term "Common Operating Expenses" shall mean all costs and expenses incurred by Landlord with respect to the operation, protection, improvement, maintenance, repair and replacement of the Project, including, without limitation, the following: (i) the operation, repair, maintenance and replacement of the roof (excluding replacement of the roof structure and/or membrane), the exterior surfaces and interior improvements of all buildings located on the Project, the roof mounted HVAC equipment, utility facilities and other building service equipment, and the Common Area;
(ii) reserves and aside for Common Operating Expenses or for maintenance, repair and/or replacement of the Common Area; (iii) the amounts of any "deductible" and "coinsurance" paid by Landlord with respect to damage caused by an "Insured Peril" (as hereafter defined) or amounts incurred in connection with an "Uninsured Peril" ( as hereinafter defined) up to a minimum amount in any twelve
(12) month period equal to two percent (2%) of the replacement cost of the building or other improvements damaged; and (v) reasonable management fees. Specifically excluded from Operating Expenses (to the extent provided below) shall be the following:

     (1) Costs of initial improvements to any tenant's premises, or any architectural, engineering or legal fees, relocation expense or any permit or similar fees or charges associated with such improvements;

     (2) Principal or interest payments on loans, including loans accrued by mortgages or trust deeds on the Project and ground lease payments, if any;

     (3) Costs of capital improvements, except that Operating Expenses shall include the cost during the Term, as reasonably amortized by Landlord pursuant to sound management and accounting principles consistently applied, with interest on the unamortized amount at ten percent (10%) per annum of any capital improvements which are intended to reduce any component cost included within Operating Expenses (and which, at such time, prudent owners of office buildings in Santa Clara, California would reasonably determine to be necessary).

     (4) Depreciation or amortization of any improvements, except as specifically set forth in this Lease;

     (5) Costs of repairs, alterations or replacements caused by casualty losses for which Landlord is compensated through proceeds of insurance or for which Landlord would have been compensated had Landlord maintained the insurance required by this Lease;

     (6) Costs of repairs, alterations or replacements caused by the exercise of the rights of eminent domain;

     (7) Costs and expenses incurred in connection with leasing space in the Project, such as legal fees for the preparation of ????, tenant allowances, space planner fees, real estate brokers' leasing commissions and advertising and promotional expenses, expenses of any leasing office incurred with regard to leasing the Project or portions thereof;

     (8) Court costs and legal fees incurred with regard to enforcing the obligations of tenants under other leases;

     (9) Leasing commissions, attorneys' fees, costs and disbursements and other expenses insured in connection with negotiations or disputes with tenants, occupants or prospective tenants or occupants of the Project;

     (10) Costs incurred due to violation by Landlord of any lease for space in the Project or any indemnity payments made by Landlord pursuant to any such lease because of a violation by Landlord under such lease;

     (11) Any payments made to subsidiaries of Landlord or entities under common control with Landlord except if such payments are for services or goods on, to or for the Building and only to the extent that the cost of such services and goods are at market rates being paid for such services or goods by owners of other office buildings in Santa Clara, California from time to time;

     (12) Any expense for which Landlord is compensated by proceeds of insurance;

     (13) Any expense for services or items for which any tenant of the Building (including Tenant) directly reimburses Landlord (other than as a component of Operating Expenses);

     (14) Accounting fees (including those for the preparation of Landlord's income taxes), except reasonable accounting fees incurred in connection with the operation and management of the Project;

     (15) Any lender's fees;

     (16) Variable expense that are not being furnished to Tenant, including, without limitation, janitorial services and Buildings HVAC system;

     (17) Costs of asbestos abatement and/or removal and/or any other measures needed to comply with environmental requirements or to investigate or remediate environmental contamination from Hazardous Materials except as set forth in
Article 7;

     (18) Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

     (19) Management fees in excess of four percent (4%) of gross ????;

     (20) Wages, salaries and other compensation paid to clerks or attendants in newsstands or other commercial concessions, if any, operated by Landlord and any expense or costs for wages, salaries or other benefits or compensation paid to any person above the level of building manager;

     (21) Costs relating to relocating existing tenants in the Project;

     (22) Expenses arising as a result of Landlord's gross negligence or willful misconduct or the negligence or willful misconduct of Landlord's agents or employees;

     (23) Real Property Taxes (reimbursement of Real Property Taxes is dealt with exclusively in Article 8.3); and

     (24) Repairs necessary to bring the Project or any part thereof into compliance with Laws in effect as of the Commencement Date.

     8.3  TENANTS OBLIGATION TO REIMBURSE REAL PROPERTY TAXES AND LANDLORD'S
INSURANCE: As Additional Rent, Tenant shall pay Tenant's Share (specified in Section G of the Summary) of the amount (if any) by which Real Property Taxes and/or Landlord's insurance costs paid or incurred in any Landlord's fiscal year during the Lease Term exceed the Real

Property Taxes and/or Landlord's Insurance costs, respectively, paid or incurred during the fiscal year in which the Commencement Date occurs (which excess is referred to herein as the "Excess Expenses") for any amount or portion thereof. If the Project contains more than one building, then Tenant shall pay Tenant's share of the Excess Expenses for the Landlord's fiscal year in question based upon the real Property Taxes and/or Landlord's Insurance costs fairly allocable to the Building. Tenant shall pay such share of the Excess Expenses on the same payment terms as are contained in Paragraph 8.1 hereof regarding payment of Common Operating Expenses.

        8.4 REAL PROPERTY TAXES DEFINED: The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Project or the rents derived therefrom (except federal and state and income taxes). Notwithstanding anything contained in the Lease to the contrary, during the first five (5) years of the Lease Term only (after such time this exclusion shall no longer apply) there shall be excluded from the tax bill for the purposes of computing Real Property Taxes, any increase in real estate taxes caused solely by a "change in ownership," as defined in the law under which reassessment or tax increase results from a transfer of all or a portion of Landlord's interest in the Project. Real Property Taxes shall also not include interest and penalties for late payment. If assessments or other special taxes that are payable in installments are levied against all or any portion of the Project, Landlord shall pay such assessments or taxes in installments over the maximum period of time permitted by law, and all interest payments thereon shall be considered part of the assessment for purposes of this provision. Landlord represents that the Project is assessed as a single tax parcel for Real Property Tax purposes separate and apart from any other land.

                                   ARTICLE 9
                                   INSURANCE

        9.1 TENANT'S INSURANCE; Tenant shall maintain insurance complying with all of the following:

                A. Tenant shall procure, pay for and keep in full force and effect: (i) commercial general liability insurances, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount specified in Section O of the Summary, which insurance shall contain a "contractual liability" endorsement insuring performance of Tenant's obligation indemnify Landlord contained in Paragraph 10.3; (ii) fire and property damage insurance in so-called "all risk" form insuring Tenant's Alterations for their full actual replacement cost; and (iii) such other insurance and amounts of insurance as are either (1) reasonably required by any Lender, or (2) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses.

                B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Paragraph 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary and not secondary or contributing; (iii) shall be in a form and carried with companies reasonably acceptable to Landlord; (iv) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord; (v) shall not have a "deductible" in excess of such amounts as are approved by Landlord; and (vi) shall contain a cross liability endorsement and a "severability" clause.

                C. A copy of such paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Paragraph 9.1 (appropriately authenticated by the insurer) shall be delivered to Landlord prior to the time Tenant or any of its Agents enter the Premises and upon renewal of such policies, but not less than five (5) days prior to the expiration of the term of such coverage.

                D. Tenant shall have the right to maintain the required liability insurance in the form of a blanket policy covering other business locations of Tenant in addition to the Premises; provided, however, that Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required in this Section, the limits of which coverage applicable to the Premises are to be in the amounts set forth in this Section.

        9.2 LANDLORD'S INSURANCE: Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) from physical damage to the Project with coverage of not less than the full replacement cost thereof, and if Landlord elects, a commercial general liability policy ("Landlord's Insurance"). Such insurance may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure (including earthquake and/or flood), and to provide such additional coverage as Landlord reasonably requires, and shall contain reasonable "deductibles" which, in the case of earthquake and flood insurance, may be up to such amount as is then available at commercially reasonable rates. Landlord shall not be required to cause such insurance to cover any of Tenant's Alterations or trade fixtures.

        9.3 RELEASE AND WAIVER OF SUBROGATION: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraph Paragraph 9.1A; and (ii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waives of subrogation from the insurer. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waiver all right of recovery by way of subrogation against the other party and its agents and employees.

                                  ARTICLE 10
                       LIMITATION ON LANDLORD'S LIABILITY
                                 AND INDEMNITY

        10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent, for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause whatsoever unless same is proximately caused by Landlord's willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure.

        10.2 LIMITATION ON TENANT'S RECOURSE: Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord or in the assets of any officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of Landlord for the satisfaction of such obligations.

      10.3 INDEMNIFICATION OF LANDLORD: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord, from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising from or relating to (i) any cause or extent whatsoever (other than the willful misconduct or gross negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or about or resulting from an occurrence in or about the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or Tenant's Agents, wherever the cause may occur, or (iii) an Event of Tenant's Default. The provisions of this Paragraph 10.3 shall survive the expiration or sooner termination of this Lease. Notwithstanding anything herein to the contrary, Landlord shall not be indemnified from any liability for damage or injury to persons or property caused by or resulting from the gross negligence or wanton misconduct of Landlord or its Agents.

                                   ARTICLE II
                              DAMAGES TO PREMISES

      11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Paragraph 11.2. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph
9.2 shall be paid to and become the property of Landlord. Landlord's obligation to restore shall be limited to the Premises and Interior Improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, trade fixtures and/or personal property. Tenant shall forthwith replace or fully repair all Tenant's Alterations and trade fixtures existing at the time of the damages.

      11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs: (i) either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds thirty three (33%) of the then actual replacement cost thereof; (ii) either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds two percent (2%) of the then actual replacement cost thereof; or (iii) the Premises are damaged by any peril within twelve (12) months of the last day of the Lease Term. As used herein, "Insured Peril" shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then-existing building codes to the condition existing immediately prior to the damage; and "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds two percent (2%) of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril."

      11.3 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damage from Landlord for loss of Tenant's business or property caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

      11.4 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be complete. Tenant shall have the option to terminate this Lease in the event any of the following occurs, which option may be exercised in the case of A or B below only by delivery to Landlord of a written notice of election to terminate within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration:

            A. If the time estimated to substantially complete the restoration exceeds nine months from and after the date of such damage; or

            B. If the damage occurred within nine months of the last day of the Term and the time estimated to substantially complete the restoration exceeds ninety days from and after the date such restoration is commenced; or

            C. Landlord does not complete the restoration within nine months from the date of the damage.

                                   ARTICLE 12
                                  CONDEMNATION

      12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a condemnation, more than 40% of the Premises or 20% of the Project is so taken; provided that if Landlord elects to terminate due to 20% of the Project being taken, Landlord terminates the Leases of substantially all other Tenants at the Project.

      12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any condemnation, ten percent (10%) or more of the Premises is taken and the remaining part of the Premises cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business.

      12.3 ABATEMENT OF RENT: If any part of the Premises is taken by condemnation and this Lease is not terminated, Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

      12.4 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award.

                                   ARTICLE 13
                              DEFAULT AND REMEDIES

      13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

            A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

                  B. Tenant shall have failed to perform any term, covenant, or condition of this Lease other than these requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within thirty (30) days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said thirty (30) day period, or if such breach could not reasonably be cured within said thirty
(30) day period, Tenant shall have failed to commence such cure within said thirty (30) day period and thereafter continues with due diligence to prosecute such cure to completion within such time period as is reasonably needed; or

                  C. Tenant shall have sublet the Premises or assigned its Interest in the Lease in violation of the provisions contained in Article 14; or

                  D. (i) The making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC paragraph 101 or any successor status thereto (unless, in the case of a petition filed against Tenant, the [Illegible] is dismissed within ninety (90) days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, is the event that any provision of this Paragraph 13.1D is contrary to any applicable Law, such provision shall be of no force or effect; or

                  E. Tenant shall have failed to deliver documents required of it pursuant to Paragraph 15.4 or Paragraph 15.6 within the time periods specified therein.

          13.3 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following rights and remedies in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

                  A. This Lease shall not terminate unless Landlord gives Tenant written notice of its election to terminate and no act by or on behalf of Landlord intended to mitigate the adverse effect of such breach shall constitute a termination of Tenant's right in possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease giving Tenant written notice, Landlord may enforce all of its rights and remedies under this Lease or available at law or its equity, including (i) the right to perform Tenant's obligations and be reimbursed by Tenant for the cost thereof together with interest at the Agreed Interest Rate from the date any sum is paid by Landlord until Landlord is reimbursed by Tenant, and (ii) the remedy described in California Civil Code Section 1951.4 (Landlord may continue Lease in affect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has right to sublet or assign, subject only to reasonable limitations).

                  B. Landlord may terminate this lease, to which event Landlord shall be entitled, at Landlord's election, to damages in an amount as set forth in California Civil Code Section 1951.2. For purposes of computing damages pursuant to California Civil Code Section 1951.2; (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted; and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include: (i) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Banks of San Francisco at the time of award plus one percent (1%); and (ii) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform. Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom.

                  C. The remedies set forth herein are not intended to be exclusive and shall be in addition to the rights and remedies granted to Landlord by Law or in equity. Nothing in this Paragraph 13.2 shall limit Landlord's right to indemnification from Tenant as provided in Paragraph 7.2 and Paragraph 10.3. Any notice give by Landlord in order to satisfy the requirements of Paragraph 13.1A or Paragraph 13.1B above shall also satisfy this notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

          13.3 WAIVER: Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be [Illegible] to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any provision hereof shall not be deemed a waiver of or consent to any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy occurring to Landlord upon any breach by Tenant shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

          13.4 WAIVER BY TENANT OF CERTAIN REMEDIES: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expense of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

                                   ARTICLE 14
                           ASSIGNMENT AND SUBLETTING

          14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Paragraph 14.1 as "Tenant"):

                  A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant or assign its interest in this Lease; (ii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iii) amend or modify as assignment, sublease or other transfer that has been previously approved by Landlord. The dissolution, merger, or other reorganization of Tenant of the sale, transfer, withdrawal, or substitution of twenty five percent (25%) or more of the ownership interests in Tenant shall be deemed a Transfer. Any attempted Transfer without Landlord's consent shall constitute an Event of Default and shall be voidable at Landlord's option. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. Tenant shall reimburse Landlord for all responsible costs and attorneys' fees in connection with the processing and/or documentation of a requested Transfer, whether or not Landlord's consent is given. In the event Landlord consents to any proposed Transfer, Tenant agrees to pay to Landlord, an Additional Rent, fifty percent (50%) of any and all rents or other consideration (including key money) received by Tenant from the transferee by reason of such Transfer in excess of the rent payable by Tenant to Landlord under the Lease (less any brokerage commissions, attorneys' fees and advertising expenses incurred by Tenant in connection with the Transfer).

                B. At least thirty (30) days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the name and legal composition of the proposed transferor, a current financial statement and financial statements of the transferee covering the preceding three years if the same exist all of which statements prepaid in accordance with generally accepted accounting principles, the nature of the proposed transferee's business to be carried on in the Premises, and the form of Transfer agreement to be used. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord, and Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

                C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right to terminate this Lease or, in the case of a sublease of less than all of the Premises, terminate this Lease as to that part of the Premises proposed to be so sublet. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its capacity, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

                D. Notwithstanding anything contained herein to the contrary, none of the following, or any changes, assignments or transfers resulting from the following shall be deemed a "Transfer" or require Landlord's prior written consent, the payment by Tenant of any fees or charges of any kind, or give rise to any right of Landlord to cancel or recapture all or any part of the Premises; provided, however, Tenant shall provide at least twenty (20) days prior written notice of such transfer below (except subparagraph v) and shall provide Landlord with all information regarding such transfer as is reasonably requested by Landlord:

                        (i) a transfer by Tenant of its interest in this Lease to a person or entity controlling, controlled by or under common control with Tenant;

                        (ii) a transfer of or change in the ownership interest of Tenant as long as the new ownership interest continues to operate the business of the Tenant in the same manner, provided such new ownership interest has an equal to or greater net worth than existing ownership at the time of transfer;

                        (iii) a transaction in which Tenant becomes an entity whose shares of stock or other ownership interests are, directly or indirectly, sold on a national stock exchange or an inter-dealer quotation system; and in the event the foregoing transaction has occurred, any subsequent sale of ownership interests or issuance of new ownership interest, directly or indirectly, to Tenant;

                        (iv) the merger, consolidation or amalgamation of Tenant with a third party or the sale of all, or substantially all, of the assets used by Tenant in the conduct of its business at the Premises; provided such new ownership interest has an equal to or greater net worth than existing ownership at the time of Transfer; and

                        (v)     any license or co-location agreement of
portions of the Premises to persons or entities which interconnect with Tenant's equipment in the Premises.

                H. Landlord acknowledges that Tenant's Permitted Use requires the installation in the Premises of certain telecommunications equipment owned by customers, licensees and co-locators of Tenant ("Tenant Customers") in order for such Tenant Customers to interconnect with Tenant's equipment or to permit Tenant to manage or operate such Tenant Customers' equipment. Notwithstanding anything to the contrary provided herein, Landlord approves such use of portions of the Premises by Tenant Customers for such purposes without Landlord's further consent. All use or occupancy of the Premises by said Tenant Customers shall comply with the terms of the Lease and any and all applicable governmental laws, rules, or regulations, and shall be in the form of a license agreement which shall terminate upon any termination of the Lease.

        14.3 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferer) shall automatically be relieved, from the date of such transfer and without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer.


                                   ARTICLE 15
                               GENERAL PROVISIONS

        15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least twenty four (24) hours' prior notice to Tenant (and immediately in the case of emergency) for any reasonable purposes including, without limitation, showing the Premises to prospective purchasers, mortgagees or tenants and posting upon the Premises ordinary "for lease" signs or "for sale" signs. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Paragraph 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from the Premises. No entry or repairs by Landlord or rights reserved to Landlord to alter, modify or otherwise improve all or any part of this Project shall be deemed or construed to be a disturbance of Tenant's quiet or peaceful possession of the Premises so long as the aforesaid work or actions do not disturb or disrupt Tenant's business operations. Tenant shall have the right to install its own security in the Building provided that Tenant provides Landlord with the information necessary to allow Landlord (and emergency personnel) access to the Building in the event of an emergency.

        15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, broom clean, ordinary wear and tear, fire, other casualty and condemnations excepted. Tenant, at its sole cost and expense, agrees to repair any damage to the Premises caused by Tenant or caused by or in connection with the removal of any article of personal property, business or trade fixtures, machinery, equipment, or furniture, including without limitation thereto, repairing the floor and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation, any claims made by any succeeding tenant founded on such delay. If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises.

        15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except the Base Monthly Rent shall be increased to an amount equal to one hundred and fifty percent (150%) of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

        15.4 SUBORDINATION: This Lease is subject and subordinate in all Security Instruments now or hereafter encumbering the Premises. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument. Tenant shall upon request execute any document or instrument reasonably required by any Lender to make this Lease either superior or subordinate to a Security Instrument, which may include such other matters as the Lender reasonably requires in connection which such agreements; provided, such Lender agrees to recognize Tenant's rights under this Lease and agrees not to disturb Tenant's quiet possession of the Premises so long as there is no Event of Tenant's Default. Landlord, if requested by Tenant, shall use reasonable efforts to obtain a recognition and non-disturbance agreement from any existing Lender. Tenant's failure to execute any such document or instrument within ten (10) days after written demand thereafter shall constitute an Event of Tenant's Default.

        15.5 ATTORNMENT: Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

        15.6 ESTOPPEL CERTIFICATES: At all times during the Lease Term, Tenant agrees to execute and deliver to Landlord within 10 business days following delivery of Landlord's request an estoppel certificate certifying such factual information about the Lease and such financial information of Tenant as may be reasonably required by Landlord.

        15.7 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices, (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this Paragraph 15.7.

        15.8 ATTORNEYS' FEES: If wither Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term of covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonably attorney's fees, court costs, and experts' fees as may be fixed by the court.

        15.9 CORPORATE AUTHORITY: If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease of such corporation or partnership and that this Lease is binding upon such corporation or partnership in accordance with its terms.

        15.10 MISCELLANEOUS: Time is of the essence of this Lease. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not ???? for or against either Landlord or Tenant. Landlord and Tenant agree that (i) the rentable area of the Premises is measured from the exterior ???? of exterior walls to the centerline or interior partitions and includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, and (ii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties for all purposes hereunder, even if a subsequent measurement of any one of these areas determines that is more or less than the amount of area reflected in this Lease. Any prevention, delay or stoppage due to inclement weather, inability to obtain labor or materials, governmental restrictions, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

        15.1 ENTIRE AGREEMENT: this Lease constitutes the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. This Lease supersedes and cancels any and all previous negotiations, arrangements, brochures and understandings, if any, between Landlord and Tenant. No modification to this Lease shall be effective unless in writing signed by the parties. This Lease shall not be legally binding until fully executed by Landlord and Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease to be effective as of the Effective Date.

LANDLORD:                               TENANT:

LAFAYETTE BUSINESS PARK, LLC            UNIVERSAL ACCESS, INC.,
a California limited liability company  an Illinois corporation

By: /s/ [Signature illegible]           By: /s/ ROBERT J. POMMER, JR.
   ---------------------------------       ------------------------------------
Its: MEMBER                             Its: COO
    --------------------------------        -----------------------------------
Date: 9/21/99                           Dated: 8/31/99
     --------------------------------         ----------------------------------

                                  LEASE RIDER

1. BASE MONTHLY RENT INCREASES. Base Monthly Rent shall be subject to increases as follows:

     A. Effective June 1, 2000, Base Monthly rent shall increase to $2?,0?0.00 and thereafter shall be subject to increases set forth in B and C below.

     B. Base Monthly Rent shall be subject to adjustment on the anniversary of each Lease Year ("the Adjustment Date") as follows: the base for computing the adjustment is the Consumer Price Index for All Urban Consumers (base year 1982-84?100) for San Franscisco-Oakland-San Jose. All items published by the United States Department of Labor, Bureau of labor Statistics ("Index"), which is most recently published prior to the Commencement Date ("Beginning Index"). If the Index most recently published prior to the Adjustment Date ("Extension Index") has increased over the Beginning Index, the Base Monthly Rent for the following year shall be set by multiplying the Initial Base Monthly Rent by a fraction, the numerator of which is the Extension Index, and the denominator of which is the Beginning Index. In no case shall the Base Monthly Rent increase less than three percent (3%) or more than eight percent (8%) on each Adjustment Date. The term "Lease Year" shall mean the twelve month period beginning with the first day of the month in which the Commencement Date occurs and each successive twelve month period thereafter during the Lease Term.

     C. If the Index is changed so that the base year differs from that used for the Beginning Index, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised. Rent adjustments made hereunder shall be final and binding on Landlord and Tenant.

2. SURRENDER CONDITION. At the expiration or earlier termination of the Lease, Landlord shall have the option of requiring Tenant to return the Premises to its original configuration and improvements, substantially as the Premises existed prior to Tenant's occupancy. If Landlord requests, Tenants obligations shall include, without limitation, the following:

     i)   Floorplan shall be as shown on Exhibit D;

     ii) All areas of the Premises to be served by roof mounted HVAC as existed prior to Tenant's occupancy;

     iii) All units to have its own electrical meter and standard electrical outlets and lighting serviced only to that space as existed prior to Tenant's occupancy; and

     iv)  Each unit to have its own restroom.

3. SECURITY DEPOSIT. Tenant shall provide Landlord with a Security Deposit equal to the sum of $100,000.00 and the Return Cost. As used herein, the term "Return Cost" shall mean the cost of restoring the Premises as a result of Tenant's Alterations in excess of $50,000.00. The Return Cost shall be established by an estimate provided by a contractor selected by Landlord and reasonably approved by Tenant. If at anytime the Return Cost increases for any reason, including without limitation, Tenants future improvements in the Premises the Security Deposit shall be increased. Tenant may provide the Security Deposit by posting a letter of credit in the amount of the Security Deposit in favor of Landlord. Such letter of credit shall be in a form reasonably acceptable to Landlord and shall include, without limitation, the following: i) payable on demand by Landlord; (ii) not terminable without at least 30 days prior written notice to Landlord, and (iii) Landlord may demand payment of the letter of credit if it is not renewed at least 30 days prior to expiration.

4. CROSS-DEFAULT. A default by Tenant under any lease at Lafayette Business Park between Landlord and Tenant shall be considered a default under this Lease and Landlord shall have all rights and remedies provided in the Lease for Tenant's default.

5. ROOF RIGHTS, CONDUIT. Landlord maintains ownership of the roof of the Premises and ability to lease space on the roof of the Premises and all conduit located outside the Premises. Notwithstanding the above, Tenant shall have the right to utilize existing conduit at the Project to bring fiberoptic cable to the Premises without charge for the Lease Term, including any extension or renewal thereof, (i) Tenant may install a CIPS antenna on the roof subject to Landlord's prior written approval; and (ii) Tenant may directly connect 1900 Lafayette and 1940 Lafayette via conduit under the parking areas subject to Paragraph 10 of the Lease Rider. Tenant shall have the right at its sole cost and expense, to install and maintain to and from the Premises through horizontal and vertical shafts, chasms, floors and other areas within the Building. Tenant's cabling, conduits and other connecting equipment (collectively, "Connecting Equipment"), to the extent such Connecting Equipment does not unreasonably interfere with the operation of the Building. Landlord agrees to provide Tenant with reasonable advance written notice prior to any construction occurring in space immediately adjacent to the Premises. Landlord shall have the right to review and approve the location of all said Connecting Equipment, which approval will not be unreasonably withheld, conditioned or delayed. Tenant shall be entitled to such access without charge for the term of this Lease including any extensions and renewals thereof. In addition, Landlord shall permit Tenant to receive such telephone and other data communications services direct from any telecommunications service provider serving the area at Tenant's cost and shall permit Tenant access to the Building telephone riser cable and all other telephone or communications cables or wiring, junction boxes, wire conduits and associated facilities and equipment serving the Premises, to the point of connection to Tenant's communication equipment and all telephones and communications closets in the Building without charge for the term of this Lease, including any extensions and renewals thereof.

6. FUTURE DEVELOPMENT. Tenant acknowledges that Landlord may convert all or a portion of the Project to telecommunications use. Landlord shall have the right to connect into and through the Premises to accommodate future development so long as such actions do not disturb or disrupt Tenant's business operations. Landlord and Tenant shall use reasonable and good faith to allow Landlord, if they so elect, to develop the Project for telecommunications use.

7. CONSENT APPROVAL. Whenever the consent or approval of Landlord is required under the Lease, Landlord agrees not to unreasonably withhold, delay or condition such approval.

8. QUIET ENJOYMENT. Upon payment by Tenant of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant's part to be performed under this Lease, Tenant shall have and enjoy quiet possession of the Premises and all other rights granted to Tenant under the Lease for the entire Lease Term (including any extensions or renewals) subject to all of the provisions of this Lease.

9. EARLY OCCUPANCY. If Landlord is able to deliver any portion of the Premises to Tenant prior to the Scheduled Commencement Date, Tenant may occupy such space subject to the following: (i) prior to occupancy, Landlord and Tenant shall agree on a reasonable rental rate for such space and (ii) such occupancy shall be subject to all terms and conditions of the Lease except for rent which shall be as agreed in subparagraph (i) above.

10. TENANT'S ALTERATIONS. Landlord acknowledges that Tenant's use of the premises will require that tenant perform certain Tenant's Alterations in and around the Premium including the installation of conduit in the parking area for electrical and telecommunications fiber, placement of backup generator, transformer and switchgear, fuel tanks, condensors and chillers, FM200 or equivalent fire suppression system, and other improvements necessary to utilize the Premises as a telecommunications facility. All such Tenant's Alterations shall comply with Article 5 of the Lease, provided, however, Landlord hereby approves (i) the location of exterior equipment as set forth on the plan attached as Exhibit F, and (ii) the right to place conduit and/or the parking areas to accommodate the electrical upgrade and fiber installation. In addition to the requirements of Article 5, all Tenant's alterations, including, without limitation, those set forth above, shall be subject to the following:
(a) receipt of Landlord's prior written approval; (b) prior delivery to Landlord of detailed plans and schedules which Tenant shall adhere to or immediately notify Landlord of any changes; (c) Tenant's construction shall not unreasonably interfere with the use of the Project by any other tenants; and
(d) promptly upon completion of Tenant's Alterations, tenant shall deliver to Landlord "as-bulk" plans.

11. TELECOMMUNICATIONS FIBER: Landlord shall use reasonable efforts to allow fiber optic telecommunications carriers access to the Premises and 1900 Lafayette. Tenant shall be allowed to install its own dark fiber to the Premises and 1900 Lafayette.

                                   EXHIBIT A
                                   SITE PLAN

                            LAFAYETTE BUSINESS PARK

                          1900 LAFAYETTE 15,600 SQ.FT.
                          1902 LAFAYETTE 16,560 SQ.FT.
                          1920 LAFAYETTE 19,200 SQ.FT.
                          1940 LAFAYETTE 14,040 SQ.FT.

                          PROJECT TOTAL  65,400 SQ.FT.



                                 [PLOT DIAGRAM]

                                   EXHIBIT B
                            LANDLORD'S IMPROVEMENTS

Tenant to accept the premises in its "as-is" condition.

                                   EXHIBIT C

                                 SIGN CRITERIA


All signage at the Premises shall be at Tenant's cost and subject to Landlord's prior approval and shall be consistent with the existing signage at the Project.

                                   EXHIBIT D
                              SURRENDER CONDITION



[  ]  Office Areas

[  ]  Restrooms

[  ]  Warehouse Area


                                  [FLOOR PLAN]

                                   EXHIBIT E

                               OPTION TO EXTEND:


Provided that there has been no Event of Tenant's Default, Landlord hereby grants to Tenant two (2) options to extend the Lease Term for a period of five
(5) years each (each an "Option Period") upon all of the same terms and conditions as are contained in the Lease, except that Base Monthly Rent during an Option Period shall be the greater of (i) Base Monthly Rent payable in the last month of the Lease Term or Initial Option Term or (ii) the then Fair Market Rent for the Premises (as hereafter defined). In order to ?????? the option granted herein Tenant must give written notice of its election to exercise the option no later than one hundred eighty (180) days prior to the expiration of the Lease Term or Initial Option Term.

The "then Fair Market Rent for the Premises" shall mean the fair market rental value of the Premises as of the commencement of the Option Period including, without limitation, rent increases over the extended term which are customary at the commencement of the Option Period. If the parties are unable to agree on the Base Monthly Rent for the Option Period prior to ninety (90) days before the expiration of the Initial Lease Term, or Initial Option Term, then Tenant may withdraw its exercise of the option on the following terms:

      i) Tenant must notify Landlord in writing of its election to withdraw its exercise of the Option; and
      ii) If less than 180 days remain in the Lease Term or Initial Option Period, whichever is applicable, on the date Tenant withdraws its exercise of the option, the Lease Term or Initial Option Period shall be extended on all terms and conditions of the Lease then in effect, the number of days necessary to make the remaining term 180 days.

                                   EXHIBIT F

                              TENANT'S ALTERATIONS

                      [DIAGRAM OF BUILDINGS 1940 and 1900]